BRITISH COLUMBIA
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Ministry of Finance
BC Registry Services

Mailing Address:
PO BOX 9431 Stn Prov Govt.
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard St.
Victoria BC
250 356-8626

Amalgamation Application

FORM 13
BUSINESS CORPORATIONS ACT
Section 275

FILING DETAILS: *Amalgamation Application for:* **INTELIMAX MEDIA INC.**

Incorporation Number: **BC0853041**

Filed Date and Time: **May 28, 2009 04:02 PM Pacific Time**

Recognition Date and Time: **May 28, 2009 04:02 PM Pacific Time as a result of an Amalgamation.**

AMALGAMATION APPLICATION

The amalgamated company is to adopt, as its name, the name of the following amalgamating company: INTELIMAX MEDIA INC.. The Incorporation Number associated with this Company is: BC0754979.

AMALGAMATION EFFECTIVE DATE:

The amalgamation is to take effect at the time that this application is filed with the Registrar.

AMALGAMATING CORPORATION(S) INFORMATION

Name of Amalgamating Corporation(s)	Incorporation Number in BC
CICERO RESOURCES CORP.	C0852333
INTELIMAX MEDIA INC.	BC0754979

AMALGAMATION STATEMENT

This amalgamation has been effected without court approval. A copy of all of the required affidavits under section 277(1) have been obtained and the affidavit obtained from each amalgamating company has been deposited in that company's records office.

NOTICE OF ARTICLES

Name of Company:

INTELIMAX MEDIA INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
#1820 - 925 WEST GEORGIA STREET
VANCOUVER BC V6C 3L2
CANADA

Delivery Address:
#1820 - 925 WEST GEORGIA STREET
VANCOUVER BC V6C 3L2
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
#1820 - 925 WEST GEORGIA STREET
VANCOUVER BC V6C 3L2
CANADA

Delivery Address:
#1820 - 925 WEST GEORGIA STREET
VANCOUVER BC V6C 3L2
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Skujins, Richard

Mailing Address:	Delivery Address:
#2320 - 555 WEST HASTINGS STREET VANCOUVER BC V6B 4N4 CANADA	#2320 - 555 WEST HASTINGS STREET VANCOUVER BC V6B 4N4 CANADA

Last Name, First Name, Middle Name:
Young, Michael

Mailing Address:	Delivery Address:
#2320 - 555 WEST HASTINGS STREET VANCOUVER BC V6B 4N4 CANADA	#2320 - 555 WEST HASTINGS STREET VANCOUVER BC V6B 4N4 CANADA

Last Name, First Name, Middle Name:
Green, Charles

Mailing Address:	Delivery Address:
#2320 - 555 WEST HASTINGS STREET VANCOUVER BC V6B 4N4 CANADA	#2320 - 555 WEST HASTINGS STREET VANCOUVER BC V6B 4N4 CANADA

Last Name, First Name, Middle Name:
Shen, Ping

Mailing Address:	Delivery Address:
#2320 - 555 WEST HASTINGS STREET VANCOUVER BC V6B 4N4 CANADA	#2320 - 555 WEST HASTINGS STREET VANCOUVER BC V6B 4N4 CANADA

AUTHORIZED SHARE STRUCTURE

1.	150,000,000	Common Shares	With a Par Value of 0.00001 American (United States of America) Dollar(s) each Without Special Rights or Restrictions attached
2.	20,000,000	Preferred Shares	With a Par Value of 0.00001 American (United States of America) Dollar(s) each Without Special Rights or Restrictions attached